Exhibit 99.1

For Immediate Release

American Media Operations, Inc. Commences Cash Tender Offers and Related

Consent Solicitations for Outstanding Senior Subordinated Notes and Announces

Its Related Offering of Units and Senior Subordinated Discount Notes and

American Media, Inc.’s Related Offering of Warrants

NEW YORK, NY, August 26, 2008—American Media, Inc. (“AMI”) announced today that its subsidiary American Media Operations, Inc. (“AMOI”) has commenced cash tender offers (the “Tender Offers”) and consent solicitations (the “Consent Solicitations”) in respect of an aggregate of approximately $570 million of its outstanding senior subordinated notes (the “Existing Notes”), consisting of (1) $400,000,000 aggregate principal amount of 10 1/4% Series B Senior Subordinated Notes due 2009 (CUSIP No. 02744RAH0) and $14,544,000 aggregate principal amount of 10 1/4% Series B Senior Subordinated Notes due 2009 (CUSIP No. 02744RAM9) (collectively, the “2009 Notes”) and (2) $150,000,000 aggregate principal amount of 8 7/8% Senior Subordinated Notes due 2011 (CUSIP No. 02744RAK3) and $5,454,000 aggregate principal amount of 8 7/8% Senior Subordinated Notes due 2011 (CUSIP No. 02744RAP2) (collectively, the “2011 Notes”). The Tender Offers and Consent Solicitations are being made to holders of Existing Notes who certify that they are either “qualified institutional buyers” (“QIBs”) as defined under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), or persons outside the United States in accordance with Regulation S of the Securities Act.

Concurrently with the Tender Offers and Consent Solicitations, AMOI is offering to eligible holders of Existing Notes (the “Concurrent Offerings”) (i) 250,000 mandatorily convertible units (“Units”) comprised of, in the aggregate (a) $250,000,000 aggregate principal amount of 12% senior notes due 2013 and (b) $15,910,000 aggregate principal amount at maturity ($159.10 in gross proceeds) of special senior subordinated discount notes due 2013 and (ii) up to $340,364,800 aggregate principal amount at maturity (up to $320,000,000 in gross proceeds) of 10 1/4% mandatorily convertible senior subordinated discount notes due 2013 (the “Convertible Senior Subordinated Discount Notes” and, together with the Units, the “Convertible Securities”). Together with the Convertible Securities, AMI is offering up to 320,000 warrants (together with the Convertible Securities, collectively, the “Offered Securities”) to purchase a like number of shares of AMI’s Class A common stock, par value $0.01 per share, representing in aggregate up to 20% of AMI’s currently outstanding shares of common stock. For each $1,000 in accreted value of Convertible Senior Subordinated Discount Notes purchased in the Concurrent Offerings, AMI will issue one warrant to the purchaser thereof. Under the terms of the Convertible Securities, on the date that in excess of 90% ($373,089,600) of the 2009 Notes and in excess of 50% ($77,727,000) of the 2011 Notes are prepaid, redeemed or acquired by AMOI, each Unit then outstanding will automatically convert into $1,063.64 principal amount at maturity of AMOI’s new 11.5% senior subordinated discount notes due 2013 (the “Permanent Notes”) and each $1.00 principal amount at maturity of Convertible Senior Subordinated Discount Notes then outstanding will automatically convert into $1.00 principal amount at maturity of Permanent Notes. In order to participate in the Tender Offers and Consent Solicitations, an eligible holder must agree to purchase Offered Securities in the Concurrent Offerings for a purchase price equal to the principal amount of Existing Notes to be validly tendered and not withdrawn by such eligible holder pursuant to the Tender Offers (the “Specified Amount”).

Prior to launching the Tender Offers and the Consent Solicitations, AMOI has entered into agreements with holders of approximately 32.6% of the outstanding aggregate principal amount of 2009 Notes and approximately 50.8% of the outstanding aggregate principal amount of 2011 Notes pursuant to which such holders have agreed to validly tender and not validly withdraw their Existing Notes and validly deliver and not validly revoke the corresponding consents with respect to such series of Existing Notes, subject to the terms and conditions of the Offer to Purchase and Consent Solicitation Statement and the agreements with those holders.

The Tender Offers and Consent Solicitations are being made pursuant to an Offer to Purchase and Consent Solicitation Statement and a related Letter of Transmittal and Consent, each dated August 26, 2008, which more fully set forth the terms of the Tender Offers and the Consent Solicitations. The Tender Offers and Consent Solicitations are scheduled to expire at 11:59 p.m., New York City time, on September 25, 2008 (the “Expiration Time”), unless extended or earlier terminated by AMOI. Eligible holders who wish to receive the total consideration referred to below must validly tender and not validly withdraw their Existing Notes on or prior to the Expiration Time. Eligible holders tendering their Existing Notes will be required to consent to the proposed amendments to the indenture governing each series of Existing Notes, which would eliminate substantially all of the restrictive covenants, certain events of default and other related provisions contained in the indenture. Eligible holders may not tender their Existing Notes without also delivering consents. The Tender Offers and Consent Solicitations are being made to holders of record of Existing Notes as of 5:00 p.m. on August 26, 2008 (the “Record Date”).

Concurrently with the Tender Offers and the Consent Solicitations, AMOI is soliciting consents to amend the terms of the Existing Notes and the applicable indentures (the “Concurrent Consent Solicitations”) from holders as of the Record Date of each series of Existing Notes who do not participate or are not eligible to participate in the Tender Offers and Consent Solicitations. The Concurrent Consent Solicitations are scheduled to expire at the Expiration Time, unless extended or earlier terminated by AMOI. The Concurrent Consent Solicitations are being made pursuant to a Consent Solicitation Statement and a related Letter of Consent, each dated August 26, 2008, which more fully set forth the terms of the Concurrent Consent Solicitations.

Subject to the terms and conditions set forth in the Tender Offers, the total consideration for each $1,000 principal amount of Existing Notes validly tendered and not validly withdrawn on or prior to the Expiration Time will be $1,000, plus accrued and unpaid interest. The total consideration includes a consent payment (the “Consent Payment”) of $10.00 per $1,000 principal amount of Existing Notes for all such validly delivered (and not validly revoked) consents. In order to receive the total consideration, the tendering eligible holder must substantially concurrently purchase the Specified Amount of Offered Securities. AMOI is also offering to pay the Consent Payment to each holder that delivers valid consents in the Concurrent Consent Solicitations on or prior to the Expiration Time with respect to any series of Existing Notes.

Payment of the total consideration for Existing Notes of each series validly tendered (and not validly withdrawn) on or prior to the Expiration Time is expected to be made promptly after the date AMOI accepts the Existing Notes of such series validly tendered for purchase (the “Payment Date”). AMOI also agrees to pay (or deposit with HSBC Bank USA, National Association, as depositary, an amount sufficient to pay) accrued and unpaid interest on the tendered Existing Notes up to, but not including, the applicable Payment Date on the later to occur of (i) October 6, 2008 and (ii) the Payment Date with respect to such series of Existing Notes. Payment of the Consent Payment to each holder that participates in the Concurrent

Consent Solicitations and validly delivers (and does not validly revoke) consents with respect to a series of Existing Notes on or prior to the Expiration Time with respect to such series of Existing Notes is expected to be made promptly after the date AMOI accepts for payment consents with respect to such Existing Notes. In the event that the Tender Offer, the Consent Solicitation and/or the Concurrent Consent Solicitation with respect to any series of Existing Notes is withdrawn or otherwise not completed, the total consideration or Consent Payment, as the case may be, with respect to the Existing Notes of such series will not be paid or become payable, and AMOI will have no liability to any holders that validly tendered their Existing Notes of such series and/or validly delivered consents with respect to Existing Notes of such series, as the case may be.

Each tender offer and each consent solicitation is conditioned upon, among other things, the consummation of the Concurrent Offerings, a minimum tender condition (66.7% with respect to the 2009 Notes and 50.1% with respect to the 2011 Notes), a supplemental indenture condition, a concurrent tender condition (only with respect to the 2011 Notes), as well as the general conditions.

J.P. Morgan Securities Inc. is acting as the Dealer Manager for the Tender Offers and Solicitation Agent for the Consent Solicitations and can be contacted at (212) 357-0775 (collect). MacKenzie Partners, Inc. is acting as the Information Agent for the Tender Offers and Consent Solicitations as well as Tabulation Agent for the Concurrent Consent Solicitations. The Offer to Purchase and Consent Solicitation Statement and the Consent Solicitation Statement and other documents relating to the Tender Offers, the Consent Solicitations and the Concurrent Consent Solicitations are expected to be distributed to holders of Existing Notes beginning today. Requests for documentation relating to the Tender Offers, Consents Solicitations and Concurrent Consent Solicitations may be directed to the Information Agent at (800) 322-2885 (toll free) and (212) 929-5500 (collect).

The Offered Securities have not been registered under the Securities Act and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Existing Notes. The offers to buy the Existing Notes are only being made pursuant to the tender offer documents. The tender offers and the consent solicitations are not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the tender offers and the consent solicitations to be made by a licensed broker or dealer, the tender offers and the consent solicitations will be deemed to be made on behalf of AMOI by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

In addition, this press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Offered Securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About American Media, Inc.

American Media, Inc. is the leading publisher of celebrity journalism and health and fitness magazines in the U.S. These include Star, Shape, Men’s Fitness, Fit Pregnancy, Natural Health, and The National Enquirer. In addition to print properties, AMI owns Distribution Services, Inc., the country’s #1 in-store magazine merchandising company.

This press release contains “forward-looking statements,” within the meaning of the federal securities laws that involve risks and uncertainties. All statements herein that address activities, events or developments that AMI or AMOI expect or anticipate will or may occur in the future, including estimates of financial performance and such things as business strategy, measures to implement strategy, competitive strengths, goals, references to future success and other events, are generally forward-looking statements.

AMI’s actual results may differ materially from its estimates. Whether actual results, events and developments will conform to AMI’s expectations is subject to a number of risks and uncertainties and important factors, many of which are beyond AMI’s control. Among the risks and uncertainties which could cause AMI’s actual results to differ from those contemplated by its forward-looking statements are the risk that AMI may not be able to refinance its debt; AMI may not be able to successfully develop its magazine operations so that they continue to generate sufficient cash flow to enable AMOI to meet its obligations under its senior credit facility and bond indentures, including the financial covenants under its senior credit facility; AMOI’s ability to comply with covenant requirements in its agreements with its lenders and in its indentures; AMOI’s ability to implement and maintain an effective system of internal controls over financial reporting; actions of rating agencies; industry and general economic conditions; AMI’s ability to realize its expected benefits from cost savings and revenue enhancement initiatives; and the risks and uncertainties contained in AMOI’s periodic reports filed with the Securities and Exchange Commission. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the results, events or developments referenced herein will occur or be realized.

Contact:	Dean Durbin
Executive Vice President and Chief Financial Officer
American Media, Inc.
(212) 545-4829

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